Exhibit 99.2

Portal

Pro Forma Statement of Operations
(In thousands, except per share data, unaudited)
                                                 ---------------------
                                                  Three Months Ended
                                                 April 30,    May 2,
                                                    2004       2003
                                                 ---------------------

Revenues
  License fees                                     $ 4,972    $13,570
  Services                                          26,242     18,523
                                                 ---------- ----------
    Total revenues                                  31,214     32,093

Costs and expenses
  Cost of license fees                                  27         88
  Cost of services                                  15,512     11,613
  Research and development                           7,599      7,167
  Sales and marketing                               11,217     11,388
  General and administrative                         3,929      3,333
  Amortization of deferred stock compensation            -          1
                                                 ---------- ----------
Total costs and expenses                            38,284     33,590
Pro forma loss from operations                      (7,070)    (1,497)
  Interest and other income (loss), net               (301)       123
                                                 ---------- ----------
Pro forma loss before income taxes                  (7,371)    (1,374)
  Provision for income taxes                          (535)      (636)
                                                 ---------- ----------
Pro forma net loss                                 $(7,906)   $(2,010)
                                                 ========== ==========
Items excluded from pro forma net loss
  Stock option compensation charges                  3,775     (7,089)
  Amortization of acquired intangibles                (665)      (665)
  Restructuring costs                                 (386)         -
                                                 ---------- ----------
GAAP net loss                                      $(5,182)   $(9,764)
                                                 ========== ==========


Pro forma loss per share
  Pro forma net loss per share                     $ (0.19)   $ (0.06)
                                                 ========== ==========
  Shares used in computing
   pro forma net loss per share                     42,190     35,714
                                                 ========== ==========

GAAP loss per share
  Basic and diluted net loss per share             $ (0.12)   $ (0.27)
                                                 ========== ==========
  Shares used in computing
   basic and diluted net loss per share             42,190     35,714
                                                 ========== ==========


Condensed Consolidated Balance Sheets
(In thousands)
                                               ----------- -----------
                                                April 30,  January 30,
                                                  2004        2004
                                               ----------- -----------
Assets                                         (Unaudited)
  Current assets
    Cash and short-term investments             $  75,906   $  85,460
    Accounts receivable, net                       23,416      29,749
    Deferred contract costs                         1,636         103
    Prepaid expenses and other current assets       3,827       3,926
                                               ----------- -----------
      Total current assets                        104,785     119,238
  Property and equipment, net                      21,078      20,848
  Purchased developed technology, net               1,330       1,995
  Restricted long-term investments                 13,362      13,164
  Other assets                                      2,808       2,910
                                               ----------- -----------

    Total assets                                $ 143,363   $ 158,155
                                               =========== ===========

Liabilities and Stockholders' Equity
  Current liabilities
    Accounts payable                            $   7,498   $   5,390
    Accrued employee benefits                       9,571       8,829
    Current portion restructuring costs             9,002       9,193
    Other accrued liabilities                      10,896      12,826
    Current portion of capital lease
     obligations                                        -           -
    Deferred revenue                               23,819      28,891
                                               ----------- -----------
      Total current liabilities                    60,786      65,129
  Long-term accrued restructuring costs            17,006      18,791
  Long-term notes payable and other liabilities     1,700       1,704
                                               ----------- -----------

    Total liabilities                              79,492      85,624

Stockholders' equity
  Common stock                                         42          42
  Additional paid-in capital                      616,130     618,966
  Accumulated other comprehensive income (loss)    (1,331)       (647)
  Notes receivable from stockholders                  (19)        (61)
  Accumulated deficit                            (550,951)   (545,769)
                                               ----------- -----------
    Total stockholders' equity                     63,871      72,531
                                               ----------- -----------

    Total liabilities and stockholders' equity  $ 143,363   $ 158,155
                                               =========== ===========